Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release
PrivateBancorp, Inc. to Present at Morgan Stanley Financials Conference
CHICAGO, June 5, 2013 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Morgan Stanley Financials Conference in New York on Wednesday, June 12, 2013, at 12:05 p.m. Eastern Time.
Investors may access the webcast for the presentation used at the conference under the PrivateBancorp, Inc. Investor Relations section of the Company's website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2013, the Company had 36 offices in 10 states and $13.4 billion in assets. Our website is www.theprivatebank.com.

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